Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2004 except for Note 17(a) as to which the date is May 27, 2004 and Note 17(b) as to which the date is October 25, 2004 relating to the financial statements of Canyon Resources Corporation, which is incorporated by reference in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
December 23, 2005